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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): December 28, 2001
                                                         -----------------




                       NORTHWESTERN STEEL AND WIRE COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Illinois                       0-21556                 36-1562920
     ------------------                ----------              --------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.



     121 Wallace Street, Sterling, Illinois                       61081
     --------------------------------------                       -----
    (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code (815) 625-2500
                                                           --------------


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Item 2.  Changes in Control of Registrant

         On or about December 19, 2001, KNSW Acquisition Company, L.P. ("KNSW") transferred 8,687,000 common shares of Northwestern Steel and Wire Company (the "Company") to Mr. Frank E. Williams, Jr. (the "Transaction"). The Transaction involved approximately 36.13% of the outstanding common shares of the Company.

         On December 19, 2001, the Board of Directors of the Company (the "Board") convened a special meeting (the "Special Meeting"). During the Special Meeting, the Board, recognizing that one director position remained vacant from a prior director resignation, elected Mr. Thomas
         M. Vercillo, chief executive officer of the Company, to fill the vacant director seat, with such appointment to be effective immediately.

         During the course of the Special Meeting, the Board was informed that the Transaction would be consummated within the next day or so and that, as a result of the Transaction, the Company's directors', officers' and corporate liability insurance policy would terminate immediately. All of the Company's officers and directors then indicated that they would no longer continue to serve in their respective capacities absent sufficient insurance coverage.

         At the Special Meeting, the Board was also informed that, subject to the satisfaction of certain conditions, the Company could obtain additional directors', officers' and corporate liability insurance from American International Group, Inc. ("AIG"). Among the conditions to obtaining such coverage are that the Company have only one director, namely, Mr. Thomas M. Vercillo; two officers, namely, Mr. Vercillo and Mr. Andrew R. Moore; and that the Company obtain authority from the bankruptcy court and creditors to secure $250,000 to cover the new policy's indemnification obligation.

         The Board authorized the proper officers of the Company to secure the new AIG policy and further authorized them to attempt to satisfy the policy conditions discussed above. Because of the potential loss of proper insurance coverage, likely resulting in the resignation of all of the Company's officers and directors, and based on prior board discussions, the Company's bankruptcy counsel filed a motion with the bankruptcy court requesting that the Company's Chapter 11 proceeding be converted into a Chapter 7 liquidation. Accordingly, at the Special Meeting, the Board authorized, approved and ratified the filing of this motion and further authorized proceeding with the motion if the Company was unable to satisfy all of the new AIG policy conditions, or circumstances otherwise dictate that it is appropriate to convert the Company's Chapter 11 proceeding to a Chapter 7 liquidation.


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         The Board then unanimously amended and restated the Company's By-laws to provide that, effective upon the resignation of all of the directors except Mr. Vercillo, the Company shall have only one director. At the conclusion of the Special Meeting, the Board members, with the exception of Mr. Vercillo, resigned effective upon the adjournment of the Special Meeting.

         The Company is attempting to satisfy the additional conditions of the new AIG policy. In the event that it is unable to satisfy all of the conditions necessary to secure the policy, or circumstances otherwise dictate, the Company may be required to seek to have its Chapter 11 proceeding converted into a Chapter 7 liquidation in accordance with the action taken by the Board at the Special Meeting.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

         Ex. 3.4 Second Amended and Restated By-Laws of Northwestern Steel and Wire Company









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NORTHWESTERN STEEL AND WIRE COMPANY


Dated: December 28, 2001          BY: /s/ THOMAS M. VERCILLO
                                      -------------------------------
                                      Thomas M. Vercillo
                                      Chief Executive Officer, Chief Financial
                                      Officer and Secretary







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